Exhibit 10.8

AMENDMENT AGREEMENT

     THIS AMENDMENT AGREEMENT is made as of March 22, 2005, by and between Century Aluminum Company, a Delaware corporation (the “Company”), and David W. Beckley (the “Executive”).

RECITALS

     A. The Company and the Executive are parties to an Employment Agreement, made as of January 1, 2002, pursuant to which the parties agreed that the Company would employ Executive as Executive Vice President and Chief Financial Officer. The Employment Agreement was amended as of December 9, 2003. That amended agreement is hereafter referred to as the “Employment Agreement”.

     B. Executive has expressed his interest in retiring from the Company prior to December 31, 2005. The Company believes it is in the best interest of the Company to have Executive serve until December 31, 2005.

     C. Executive is willing to continue his employment with the Company on the terms and conditions set forth in this Amendment Agreement.

     THE PARTIES AGREE AS FOLLOWS:

     1. Term of Employment. Executive agrees he will continue to serve the Company as its Executive Vice President and Chief Financial Officer through December 31, 2005. Executive also agrees he shall make himself available to consult with the Company after December 31, 2005, as may be reasonably requested by the Company.

     2. Special Bonus. Provided Executive satisfactorily completes his service as provided in paragraph 1. of this Amendment Agreement, Executive shall be paid early in calendar year 2006 a special bonus equal in amount to 50% of his then current base pay. This special bonus shall be in addition to all other compensation he shall be entitled to receive under his Employment Agreement or otherwise.

     3. Incorporation of Amendment Agreement and SPA. Except as explicitly set forth in the Amendment Agreement, the parties do not intend to modify the terms and conditions of the Employment Agreement or the SPA, those terms and conditions shall remain in full force and effect, and they shall be incorporated into this Amendment Agreement by this reference.

CENTURY ALUMINUM COMPANY

By:	/s/ Gerald J. Kitchen

Title:	Executive Vice President

/s/ David W. Beckley

David W. Beckley